Exhibit 10.61

LOAN AGREEMENT

DATED AS OF MARCH 14, 2008

by and among

COMSTOCK STATION VIEW, L.C.,

COMSTOCK POTOMAC YARD, L.C.,

AS BORROWERS,

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT,

AND

KEYBANK NATIONAL ASSOCIATION,

AS AGENT

(continued)

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v

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EXHIBITS AND SCHEDULES

EXHIBIT A-1	FORM OF POTOMAC NOTE

EXHIBIT A-2	FORM OF STATION VIEW NOTE

EXHIBIT B	FORM OF REQUEST FOR LOAN

EXHIBIT C	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT D	INTENTIONALLY OMITTED

EXHIBIT E	COMPLIANCE CERTIFICATE

SCHEDULE 1.1	LENDERS AND COMMITMENTS

SCHEDULE 1.2	MORTGAGED PROPERTY QUALIFICATION DOCUMENTS

SCHEDULE 3.3	MANDATORY PREPAYMENTS

SCHEDULE 6.6	PENDING LITIGATION AND JUDGMENTS

SCHEDULE 6.9	TAXPAYER IDENTIFICATION NUMBERS

SCHEDULE 6.17	ORGANIZATIONAL STRUCTURE

SCHEDULE 6.18(C)	PURCHASE OPTIONS

SCHEDULE 6.28	OUTSTANDING CERTIFICATES OF OCCUPANCY

SCHEDULE 7.12	POTOMAC PROJECT LEASING PARAMETERS

SCHEDULE 8.8	RELEASE PRICES

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of the 14th day of March, 2008 by and among COMSTOCK STATION VIEW, L.C., a Virginia limited liability company (“Station View”), COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company (“Potomac”; Station View and Potomac are sometimes hereinafter referred to individually as “Borrower” and collectively as “Borrowers”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”) and the other lending institutions that may become parties hereto pursuant to §18 (together with KeyBank, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”).

RECITALS

WHEREAS, Borrowers have requested that the Lenders provide a loan to Borrowers; and

WHEREAS, the Agent and the Lenders are willing to provide such loan to Borrowers on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

§1.	DEFINITIONS AND RULES OF INTERPRETATION.

§1.1 Definitions. The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent. KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office. The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrowers and the Lenders.

Agent’s Special Counsel. McKenna Long & Aldridge LLP or such other counsel as selected by Agent.

Agreement. This Loan Agreement, including the Schedules and Exhibits hereto.

Agreement Regarding Fees. See §4.2.

Appraisal. An MAI appraisal of the value of the Mortgaged Property, determined on an “as-is” market value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrowers, the Guarantor or any of their Affiliates, the Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and otherwise acceptable to the Agent.

Appraised Value. The “as is” market value of the Mortgaged Property as reflected in the Appraisal of the Mortgaged Property; subject, however, to such reasonable adjustments to the value determined thereby as may be required by the appraisal department of the Agent in its good faith business judgment. The Appraised Value of the Mortgaged Property shall be determined based only upon permits for the development of the Mortgaged Property that have been issued and are in full force and effect.

Assignment and Acceptance Agreement. See §18.1.

Assignment of Interests. The Assignment of Interests dated of even date herewith by the Guarantor in favor of Agent for the benefit of the Lenders, as the same may be hereafter modified or amended.

Assignment of Potomac Loan Documents. The Assignment dated of even date herewith from Corus Bank, N.A. to Agent.

Assignment of Sales Contracts and Deposits. The Assignment of Sales Contracts and Deposits dated of even date herewith by Potomac in favor of Agent for the benefit of the Lenders, as the same may be hereafter modified or amended.

Assignment of Station View Loan Documents. The Assignment dated of even date herewith from KeyBank National Association to Agent.

Authorized Officer. Christopher Clemente and Bruce Labovitz as to Station View, and Christopher Clemente and Bruce Labovitz as to Potomac.

Balance Sheet Date. December 31, 2007.

Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate. The greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate” or (b) one half of one percent (0.5%) above the Federal Funds Effective Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans. Collectively, Loans bearing interest calculated by reference to the Base Rate.

Borrowers. As defined in the preamble hereto.

Breakage Costs. The cost to any Lender of re-employing funds bearing interest at LIBOR (calculated based on the change in LIBOR) for the balance of an applicable Interest Period (actual or requested), incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (ii) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (iii) the failure of a Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which such Borrower has elected a LIBOR Rate Loan.

Business Day. Any day on which banking institutions located in the same city and State as the Agent’s Head Office are located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capitalized Lease. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Change of Control. A “Change of Control” shall occur if (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), including a “group” as defined in Section 13(d)(3) of the Exchange Act (but excluding a director or other fiduciary holding securities under an employee benefit plan of the Guarantor), becomes the beneficial owner of Equity Interests of the Guarantor having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Guarantor; (ii) the merger or other business combination of the Guarantor, sale of all or substantially all of the Guarantor’s assets or combination of the foregoing transactions; or (iii) the persons who were directors of the Guarantor on the date hereof (the “Incumbent Directors”) shall cease to constitute at least a majority of the board of directors of the Guarantor; provided, that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.

CHCI Subordinate Notes. The promissory notes issued pursuant to that certain Indenture dated March 15, 2007, by and between Guarantor and Wells Fargo Bank, N.A. (“Trustee”), as amended and restated pursuant to that certain Amended and Restated Indenture dated March 14, 2008, by and between Guarantor and Trustee.

Closing Date. The first date on which all of the conditions set forth in §10 and §11 have been satisfied.

Code. The Internal Revenue Code of 1986, as amended.

Collateral. All of the property, rights and interests of the Borrowers and the Guarantor which are subject to the security interests, security title, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property, the Guaranty and the Assignment of Interests.

Commitment. With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s Commitment to make or maintain Loans to the Borrowers, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement.

Compliance Certificate. See §7.4(i).

Condemnation Proceeds. All compensation, awards, damages, judgments and proceeds awarded to a Borrower by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same.

Condominium Declaration. Declaration of The Eclipse on Center Park Condominium dated as of October 20, 2006, by Comstock Potomac Yard, L.C., a Virginia limited liability company (“Declarant”), recorded on October 20, 2006 at Book 4033, Page 290, in the Office of the Clerk of the Circuit Court of Arlington County, Virginia; as amended by that certain Corrective Amendment to Condominium Instruments to The Eclipse on Center Park Condominium, dated November 27, 2006, by Declarant, recorded on November 29, 2006, at Book 4045, Page 1819, aforesaid records; as further amended by that certain Corrective Amendment to Condominium Instruments to The Eclipse on Center Park Condominium dated June 19, 2007, by Declarant, recorded on June 20, 2007, at Book 4109, Page 110, aforesaid records; as further amended by that certain Corrective Amendment to Condominium Instruments to The Eclipse on Center Park Condominium dated May 18, 2007, by Declarant, recorded on December 19, 2007, at Book 4156, Page 891, aforesaid records; as further amended by that certain Corrective Amendment to Condominium Instruments to The Eclipse on Center Park Condominium dated December 27, 2007, by Declarant, recorded on December 28, 2007 at Book 4158, Page 1412, aforesaid records; as further amended by that certain Amendment to

Condominium Instruments of The Eclipse on Center Park Condominium Assigning Storage Spaces, dated December 27, 2007, by Declarant, recorded on December 28, 2007, at Book 4158, Page 1515, aforesaid records.

Contribution Agreement. That certain Contribution Agreement dated of even date herewith among the Borrowers and the Guarantor, as the same may be modified, amended or ratified from time to time.

Conversion/Continuation Request. A notice given by a Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Declaration. The instrument, and all amendments or supplements thereto, recorded in among the land records of the jurisdiction in which the Station View Project or any part thereof is located, that either (i) imposes on the association maintenance or operational responsibilities for the common area or (ii) creates the authority in the association to impose on lots, or on the owners or occupants of such lots, or on any other entity any mandatory payment of money in connection with the provision of maintenance and/or services for the benefit of some or all of the lots, the owners or occupants of the lots, or the common area.

Default. See §12.1.

Default Rate. See §4.12.

Delinquent Lender. See §14.5(c).

Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock, partner’s interest, member’s interest or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock, partner’s interest, member’s interest or other beneficial interest of such Person, directly or indirectly through a subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders, partners, members or other beneficial owners as such; any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any capital stock, partner’s interest, member’s interest or other beneficial interest in a Person; or any other distribution on or in respect of any shares of any class of capital stock, partner’s interest, member’s interest or other beneficial interest of such Person.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted in accordance with §4.1.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by either Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer. A firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.

Environmental Laws. As defined in the Indemnity Agreement.

Equity Interests. With respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer with a Borrower or the Guarantor under §414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default. See §12.1.

Federal Funds Effective Rate. For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

GAAP. Generally accepted accounting principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.

General Contractor Dispute. The disputes relating to Potomac’s and Balfour Beatty Construction LLC (as successor-in-interest to Centex Construction LLC) obligations for the Potomac Project under the AIA construction contract and exhibits executed on November 4, 2004 by Potomac and Centex Construction LLC and related Agreement dated January 30, 2008 by and between Potomac and Balfour Beatty Construction LLC.

Governmental Authority. The United States of America, the Commonwealth of Virginia, any political subdivision thereof, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor. Comstock Homebuilding Companies, Inc., a Delaware corporation.

Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith made by Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended, or ratified, such Guaranty to be in form and substance satisfactory to Agent.

Hazardous Substances. As defined in the Indemnity Agreement.

Holdbacks. The Interest Holdback.

Indebtedness. With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than thirty (30) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligation of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement; (f) obligations under any Derivatives Contract; (g) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person, including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; and (h) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation.

Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials made by the Borrowers and Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, such agreement to be in form and substance satisfactory to Agent.

Insurance Proceeds. All insurance proceeds, damages and claims and the right thereto under any insurance policies relating to any portion of any Collateral, net of all reasonable and customary amounts actually expended to collect the same.

Interest Holdback. See §9(a).

Interest Payment Date. As to each Loan, the first (1st) day of each calendar month during the term of such Loan.

Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one, two or three months (subject to availability) thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by a Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

(ii) if a Borrower shall fail to give notice as provided in §4.1, such Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

(iii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

KeyBank. As defined in the preamble hereto.

Lenders. KeyBank and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18).

LIBOR. For any LIBOR Rate Loan for any Interest Period, the average rate (rounded upwards to the nearest 1/16th) as shown in Reuters Screen LIBOR01 Page at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Reuters no longer reports such rate, then the rate shall be determined by reference to such other comparable publicly available service displaying such rate as selected by Agent in its sole discretion. If Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Loans shall accrue interest based upon the Base Rate. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

Lien. See §8.2.

Loan or Loans. An individual Loan or the aggregate Loans, as the case may be, made by the Lenders hereunder to Borrowers.

Loan Documents. This Agreement, the Notes, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of a Borrower or the Guarantor in connection with the Loans.

Loan Request. See §2.3.

Loan to Value Ratio. See §2.6.

Majority Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is greater than fifty percent (50%) of the Total Commitment; provided that if there shall only be two (2) Lenders, the Majority Lenders shall mean both of such Lenders; and provided further that in determining said percentage at any given time, all then existing Delinquent Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Delinquent Lenders.

Material Adverse Effect. A material adverse effect on (a) the business activities, properties, assets, prospects, condition (financial or otherwise) or results of operations of a Borrower; (b) the ability of any Borrower or the Guarantor to perform any of its obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of Agent or the Lenders thereunder; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (i) the announcement of the execution of this Agreement; (ii) changes in the national or world economy or financial markets as a whole (but excluding changes in economic conditions that affect the industries or markets in which Borrowers or Guarantor conduct their business) so long as such changes or conditions do not adversely affect Borrowers or Guarantor, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which Borrowers or Guarantor operate; and (iii) a decline in the price, or a change in the trading volume or listing status, of the common stock of Guarantor on the NASDAQ.

Maturity Date. March 14, 2011, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Moody’s. Moody’s Investor Service, Inc.

Mortgage. The Deed of Trust from a Borrower to the trustees named therein acting on behalf of the Agent for the benefit of the Lenders, as the same may be modified or amended, pursuant to which such Borrower has conveyed or granted a mortgage lien upon or a conveyance in fee simple of the Mortgaged Property as security for the Obligations.

Mortgaged Property or Mortgaged Properties. The real estate owned by a Borrower which is security for the Obligations pursuant to the Mortgage.

Mortgaged Property Qualification Documents. See Schedule 1.2 attached hereto.

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate.

Net Sales Proceeds. With respect to the sale of any portion of the Mortgaged Property in accordance with the provisions of §5.2, all gross proceeds of such sale plus all other consideration received in conjunction with such sale less all reasonable, ordinary and customary costs, expenses and commissions incurred as a direct result of such sale and paid to any Person; provided that if such commissions are to a Person related to the Borrowers, Guarantor or any of their respective partners, members, managers, officers or directors or any Person affiliated with the Borrowers, Guarantor or any their respective partners, members, managers, officers or directors, then such commissions shall be reasonable and customary in the market in which the Mortgaged Property is located. Net Sales Proceeds shall under no circumstances be less than ninety percent (90%) of the sales price set forth in the Purchase Contract without the prior written consent of Agent.

Notes. See §2.1(b).

Notice. See §19.

Obligations. All indebtedness, obligations and liabilities of the Borrowers or the Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Original Potomac Loan Agreement. The “Loan Agreement,” as defined in the Assignment of Potomac Loan Documents.

Original Potomac Note. The “Note,” as defined in the Assignment of Potomac Loan Documents.

Original Station View Loan Agreement. The “Loan Agreement,” as defined in the Assignment of Station View Loan Documents.

Original Station View Note. The “Note,” as defined in the Assignment of Station View Loan Documents.

Outstanding. With respect to any Loan, the aggregate unpaid principal thereof as of any date of determination.

Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

Potomac. As defined in the preamble hereto.

Potomac Loans. The portion of the Loans that are not Station View Loans.

Potomac Project. A completed 465-unit condominium project located in Alexandria, Virginia between U.S. Route 1 and the Potomac River, subject only to minor customary punchlist items in connection with the sale of Potomac Units and warranty work typical for a condominium project.

Potomac Units. Each of the residential condominium units within the Potomac Project established by the Condominium Declaration, together with any appurtenant undivided interest in the common elements created under the Condominium Declaration and easements for the use of any appurtenant limited common elements.

Purchase Contract. A purchase and sale agreement between a Borrower and the purchaser of a Unit for the purchase of a Unit (and appurtenant percentage interests in the limited common elements and common elements, if any), whether now or hereafter existing.

Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Register. See §18.2.

Release. See §6.16(c)(iii).

Rent Roll. A report prepared by Potomac Yard showing for the Potomac Project owned or leased by Potomac Yard, its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to Agent prior to the date hereof or in such other form as may be reasonably acceptable to the Agent.

Requirements. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition and ownership of the Potomac Project or the Station View Project, or the use, occupancy, operation or sale of the Potomac Project or Station View Project, including those relating to subdivision control, zoning, building, use and occupancy, fire prevention, health, safety, sanitation, handicapped access, historic preservation and protection, tidelands, wetlands, flood control, access and earth removal, interstate land sales and all Environmental Laws.

Reserve Percentage. For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

Salable Inventory. The total amount of unsold Potomac Units on a square foot basis.

SEC. The federal Securities and Exchange Commission.

Security Documents. Collectively, the Guaranty, the Mortgage, the Indemnity Agreement, the Assignment of Interests, the Assignment of Sales Contracts and Deposits, UCC-1 financing statements and any further collateral assignments to the Agent for the benefit of the Lenders.

Single Purpose Entity. See §7.14(b).

S&P. Standard & Poor’s Ratings Group.

Station View. As defined in the preamble hereto.

Station View Loans. The portion of the loans used to refinance existing indebtedness secured by the Station View Project.

Station View Project. A 7.4 acre parcel of land in Ashburn, Virginia on which Station View intends to construct a residential community consisting of forty-seven (47) fee simple residential townhomes.

Subsidiary. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

Survey. An instrument survey of the Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its reasonable discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

Surveyor Certification. With respect to the Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

Taking. The taking or appropriation (including by deed in lieu of condemnation) of any Mortgaged Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

Title Insurance Company. Lawyers Title Insurance Company and/or any other title insurance company or companies approved by the Agent and the Borrowers.

Title Policy. With respect to the Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in an amount as the Agent may reasonably require based upon the fair market value of the applicable Mortgaged Property insuring the priority of the Mortgage thereon and that a Borrower holds marketable fee simple title to such parcel, subject only to the encumbrances acceptable to Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain such endorsements and affirmative insurance as the Agent may reasonably require and is available in the State in which the Mortgaged Property is located.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

Transfer. See §5.4.

Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Unit or Units. Any or all of the Potomac Units.

§1.2 Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification of such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f) The words “include”, “includes” and “including” are not limiting.

(g) The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Virginia, have the meanings assigned to them therein.

(i) Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

§2.	THE LOAN FACILITIES.

§2.1 Loans.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to Borrowers on the Closing Date, and Borrowers agree to borrow on the Closing Date, such Lender’s Loan Commitment Percentage of the total Loan Commitment (except the portion allocated to the Interest Holdback, which shall be advanced as provided in §9(a)).

(b) The Loans shall be evidenced by notes of the Borrowers in substantially the form of Exhibit A hereto (collectively, the “Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions. One Note shall be payable to the order of each Lender in the principal amount equal to such Lender’s Loan

Commitment, respectively, or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

§2.2 Interest on Loans.

(a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus one and one-half percent (1.5%).

(b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus four percent (4%).

(c) Borrowers promise to pay interest on the Loans in arrears on each Interest Payment Date with respect thereto.

(d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

§2.3 Requests for Loans. A Borrower shall give to the Agent written notice executed by an Authorized Officer of such Borrower in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (including a request for a disbursement from the Interest Holdback) (a “Loan Request”) by 11:00 a.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and two (2) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans. Each such notice shall specify with respect to the requested Loan, the proposed principal amount of such Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the Drawdown Date. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each such Loan Request shall be irrevocable and binding on such Borrower and shall obligate such Borrower to accept the Loan requested from the Lenders on the proposed Drawdown Date. There shall be no more than six (6) LIBOR Rate Loans outstanding at any one time. Notwithstanding anything herein to the contrary, Lenders shall not be required to advance any Loans if such advance would cause the Loan to Value Ratio to exceed the thresholds permitted under §2.6.

§2.4 Funds for Loans.

(a) Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Loans, each of the Lenders will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Loan Commitment or Loan Commitment Percentage, as applicable, of the amount of the requested Loan which may be disbursed pursuant to §2.1 or §9. Upon receipt from each Lender of such amount, and upon receipt of the documents required by §10 and §11, as applicable, and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to a Borrower (or to the Agent for the benefit of the Lenders with respect to disbursements from the Holdbacks for the payment of interest) the aggregate amount of such Loans made available to the Agent by the Lenders by crediting such amount to the account of a Borrower maintained at the Agent’s Head Office.

(b) Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to a Borrower (or to the Agent for the benefit of the Lenders with respect to disbursements from the Holdbacks for the payment of interest), and such Lender shall be liable to the Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrowers, and the Borrowers shall promptly pay such corresponding amount to the Agent; provided, however, such obligation of Borrowers shall be deemed satisfied if Agent’s demand is not made to, Borrowers within five (5) Business Days following the applicable Drawdown Date. The Agent shall also be entitled to recover from the Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrowers at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.

§2.5 Use of Proceeds. The Borrowers will use the proceeds of the Loans as follows: solely to (i) pay closing costs in connection with this Agreement, (ii) refinance existing indebtedness secured by the Station View Project, (iii) refinance existing indebtedness secured by the Potomac Project, (iv) fund interest due on the Loans, (v) fund to Potomac for the repurchase by Guarantor of the CHCI Subordinate Notes the amount identified on the Loan settlement statement for such purpose, and (vi) the remainder not specifically used by the foregoing item (v) shall be available for general working capital purposes. The Borrowers and Guarantor each represent and warrant that the amounts advanced or to be advanced under the Notes and Loans are greater than $5,000.00 and are being made exclusively in connection with loans made for business or investment purposes within the meaning and intent of Section 6.1-330.75 of the Code of Virginia (1950), as amended.

§2.6 Remargining. Borrowers will not at any time permit the ratio of (a) the Outstanding Loans as of such date to (b) the aggregate Appraised Value as of such date (such ratio, the “Loan to Value Ratio”) to exceed seventy-two percent (72%); provided, however, from and after December 31, 2008, such Loan to Value Ratio may not exceed seventy percent (70%) at any time. Borrowers acknowledge that in the event that following the receipt of a new

Appraisal Agent determines that the Outstanding Loans is greater than seventy percent (70%) of the aggregate Appraised Value, the Outstanding Loans shall be reduced such that the Outstanding Loans does not exceed seventy percent (70%) of the aggregate Appraised Value, and Borrowers shall within thirty (30) days of notice from Agent pay to Agent as a prepayment of the Loans (to be applied pro rata among the Potomac Loan and the Station View Loan) such amount as is necessary so that the sum of the Outstanding Loans does not exceed seventy percent (70%) of the aggregate Appraised Value. If the Borrowers fail to remargin the Loan within such thirty (30) day period, then Borrowers shall have an additional sixty (60) days to make the required prepayment hereunder so long as Borrowers are diligently and continuously attempting to cure such Default. The Agent on behalf of the Banks shall have the right to obtain from time to time, at the Borrowers’ cost and expense, updated Appraisals of the Project which will be ordered by the Agent, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall only be obligated to pay for the costs and expenses associated with one such Appraisal during any twelve (12) month period prior to the occurrence of the Maturity Date. The reasonable actual out-of-pocket costs and expenses incurred by the Agent in obtaining such Appraisals shall be paid by the Borrowers forthwith upon billing or request by the Agent for reimbursement therefor. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, then Agent shall not have the right to obtain an updated Appraisal prior to December 31, 2008; provided, further, however that in the event Agent determines in its reasonable discretion that Potomac Units are not going under contract or are not being released pursuant to §5.2 at a frequency and sales price that would support the mandatory prepayments required by §3.3, then Agent shall have the right to obtain an Appraisal of the Potomac Project as of December 31, 2008 at the Borrowers’ expense.

§2.7 Reborrowing for Purposes of Paying Interest. Notwithstanding anything herein to the contrary, Borrowers may reborrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date funds not to exceed the amount in the Interest Holdback from the Interest Holdback at such time as the Interest Holdback is fully funded pursuant to §5.2(d)(ii). Borrowers may only reborrow such amounts for the purpose of paying interest on the Loans.

§2.8 Revolving Credit Facility. Provided that no Default or Event of Default shall have occurred and be continuing, on the date the total Outstanding Loans reduce to $30,000,000, Borrowers may give written notice to the Agent within thirty (30) days of the Outstanding Loans reducing to $30,000,000 that Borrowers desire to modify this Agreement to permit reborrowings. Borrowers and Agent agree to enter into good-faith discussions regarding a modification of this Agreement and the other Loan Documents permitting reborrowings for projects other than the Potomac Project and Station View Project and establishing a borrowing base pursuant to such documents and terms as are satisfactory to Borrowers, Agent and the Lenders in their sole discretion. Additionally, inclusion of any new projects as Collateral shall be at the sole discretion of Agent and the Lenders.

§3.	REPAYMENT OF THE LOANS.

§3.1 Stated Maturity. Borrowers promise to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

§3.2 Optional Prepayments. Borrowers shall have the right, at their election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.2 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8. A Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) days prior written notice of any prepayment pursuant to this §3.2, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid.

§3.3 Mandatory Prepayments. Beginning on March 31, 2009 and on each of September 30, 2009 and March 30, 2010, Potomac shall immediately pay the amounts set forth on Schedule 3.3 hereto to the Agent for the respective accounts of the Lenders for application to the outstanding principal balance of the Loans; provided, however, Potomac shall receive a credit against any amounts due pursuant to this §3.3 for release proceeds paid to Agent pursuant to §5.2(d) for application to the outstanding principal balance of the Potomac Loans, such credit to carry over to subsequent prepayment dates.

§3.4 Partial Prepayments. Except with respect to the sale of Units pursuant to §5.2, each partial prepayment of the Loans under §3.2 shall be in a minimum amount of $100,000.00 or an integral multiple of $50,000.00 in excess thereof, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under §3.2, §3.3 or §5.2 shall, in the absence of instruction by the Borrowers, be applied first to the principal of Base Rate Loans of such Borrower, and then to the principal of LIBOR Rate Loans of such Borrower. Each partial payment under §5.2(d) or §5.2(e) shall reduce the outstanding principal balance of the Potomac Loans or Station View Loans, respectively.

§3.5 Effect of Prepayments. Amounts of the Loans prepaid prior to the Maturity Date may not be reborrowed, except as expressly permitted in §2.7 of this Agreement.

§4.	CERTAIN GENERAL PROVISIONS.

§4.1 Conversion Options.

(a) The Borrowers may elect from time to time to convert any of their respective outstanding Loans to a Loan of another Type and such Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, a Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, a Borrower shall give the Agent at least two (2) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $100,000.00 or an integral multiple of $50,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than six (6) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $100,000.00 or an integral multiple of $50,000.00 or a LIBOR Rate Loan in a principal amount of less than $100,000.00 or an integral multiple of $50,000.00. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

(b) Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by a Borrower with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c) In the event that a Borrower does not notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

§4.2 Closing Fee. The Borrowers agree to pay to KeyBank certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to an Agreement Regarding Fees dated as of even date herewith between the Borrowers and KeyBank (the “Agreement Regarding Fees”). All such fees shall be fully earned when paid and nonrefundable under any circumstances.

§4.3 [Intentionally omitted].

§4.4 Funds for Payments.

(a) All payments of principal, interest, facility fees, Agent’s fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrowers with KeyBank, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents. Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.

(b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under any other Loan Document.

(c) Each Lender organized under the laws of a jurisdiction outside the United States, if requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Lender, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Lender; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrowers of their obligations under §4.4(b). In the event that the Borrowers shall have delivered the certificates or vouchers described above for any payments made by the Borrowers and such Lender receives a refund of any taxes paid by the Borrowers pursuant to §4.4(b), such Lender will pay to the Borrowers the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Lender is required to return such refund, the Borrowers shall promptly repay to such Lender the amount of such refund.

§4.5 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360 day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

§4.6 Suspension of LIBOR Rate Loans. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the Lenders making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders absent manifest error) to the Borrowers and the Lenders. In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Lenders.

§4.7 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrowers and thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by Borrowers hereunder.

§4.8 Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, a Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs. Borrowers understand, agree and acknowledge the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) Borrowers have accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs. Borrowers further agree to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

§4.9 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment or the Loans (other than taxes based upon or measured by the gross receipts, income or profits of such Lender or the Agent or its franchise tax), or

(b) materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrowers hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender’s Commitment, or

(ii) to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans, or

(iii) to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.10 Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrowers thereof. The Borrowers agree to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.

§4.11 Breakage Costs. Borrowers shall pay all Breakage Costs required to be paid by them pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from Agent, or such earlier date as may be required by this Agreement.

§4.12 Default Interest; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to six percent (6.0%) above the Base Rate (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), or if such amount shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, Borrowers shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans to it or any other amounts payable hereunder or under the other Loan Documents, which is not paid by the Borrowers within ten (10) days of the date when due.

§4.13 Certificate. A certificate setting forth any amounts payable pursuant to §4.8, §4.9, §4.10, §4.11 or §4.12 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrowers, shall be conclusive in the absence of manifest error.

§4.14 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrowers, the Guarantor, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between or among the Borrowers, the Guarantor, the Lenders and the Agent.

§4.15 Certain Provisions Relating to Increased Costs. If a Lender gives notice of the existence of the circumstances set forth in §4.7 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.9 or §4.10, then, upon request of Borrowers, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrowers under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrowers agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in §4.7 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.9 or §4.10 (each, an “Affected Lender”), then, within thirty (30) days after such notice or request for payment or compensation, Borrowers shall have the one-time right as to such Affected Lender to be exercised by delivery of written notice delivered to the Agent and the Affected Lender within thirty (30) days of receipt of such notice to elect to cause the Affected Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s Commitment, then the Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrowers to the Affected Lender, as applicable, including principal and all accrued and unpaid interest or fees.

§5.	COLLATERAL SECURITY.

§5.1 Collateral. The Obligations shall be secured by a perfected first priority lien and security interest to be held by the Agent for the benefit of the Lenders in the Collateral pursuant to the Security Documents.

§5.2 Release of Mortgaged Property. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.2), the Agent shall release a Unit or Units included in the Mortgaged Property to be conveyed pursuant to a Purchase Contract from the lien or security title of the Security Documents encumbering the same upon the request of a Borrower subject to and upon the following terms and conditions:

(a) such Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than three (3) Business Days prior to the date on which such release is to be effected. Such request shall be accompanied by a copy of the sales contract, closing statement and any related documents reasonably requested by the Agent;

(b) all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;

(c) Borrowers shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney’s fees;

(d) with respect to the Potomac Units, Potomac shall cause the settlement agent to contemporaneously with each sale of a Unit pay to the Agent for the account of the Lenders an amount equal to one hundred percent (100%), as may be adjusted below in this §5.2(d), of the Net Sales Proceeds for such Potomac Unit, which payment shall be applied by Agent as follows:

(i) First, to reduce the Outstanding Potomac Loans as provided in §3.4 in an amount equal to one hundred ten percent (110%) of the portion of the Potomac Loans allocated to such Potomac Unit on a square foot basis as set forth on Schedule 5.2 hereto multiplied by the square footage of such Potomac Unit to be released;

(ii) Second, any remaining Net Sales Proceeds shall be applied as a prepayment of the Potomac Loan and increase the Interest Holdback to an amount not greater than seven and one-half percent (7.5%) of the total amount of the Potomac Loans which may be borrowed by Potomac (including the Interest Holdback);

(iii) Third, any remaining Net Sales Proceeds shall be used to reduce the outstanding principal balance of the Potomac Loans as provided in §3.4.

Notwithstanding the foregoing, once the Interest Holdback reaches an amount equal to seven and one-half percent (7.5%) of the total amount of the Potomac Loans which may be borrowed by Potomac (including the Interest Holdback), then the percentage of Net Sales Proceeds to be applied by Agent pursuant to this §5.2(d) shall decrease as the Outstanding Potomac Loans per square foot of Salable Inventory reduces as follows:

Outstanding Potomac Loans per Square Foot of Salable Inventory	Percentage of Net Sales Proceeds Applied by Agent
Greater than or equal to $150.00	100.0%
Greater than or equal to $100.00 but less than $150.00	65.0%
Less than $100.00	50.0%

(e) Intentionally Omitted;

(f) in no event shall Agent release a Unit if following such sale portions of the remaining Mortgaged Property (i) shall be without access to a public street over remaining Mortgaged Property or over a perpetual easement for ingress and egress, or (ii) shall no longer be able to tap into, connect with, utilize or maintain all utilities necessary to serve such portions of the Mortgaged Property, to the extent applicable, including without limitation, storm sewer, sanitary sewer, water, electricity and gas, either over remaining Mortgaged Property or over a perpetual easement with respect thereto;

(g) prior to any sale hereunder, such Borrower shall have taken such actions as may be required to cause the portion of the Mortgaged Property to be sold to be taxed separately from the remaining portion of the Mortgaged Property;

(h) both the portion of the Mortgaged Property to be sold and any improvements thereon and the Mortgaged Property remaining after such sale and any improvements thereon will be in compliance with all zoning laws, building codes, parking laws and regulations, subdivision laws or approvals, set-back lines or any other governmental regulation, requirement or agreement, including, without limitation, environmental laws, and any recorded covenants, conditions or restrictions; and

(i) the sale of such property shall not cause any Borrower to be in violation of or result in a breach under any other agreement or instrument by which it or any portion of the Mortgaged Property is bound.

§5.3 Release of Collateral. Upon the refinancing or repayment of the Obligations in full, then the Agent shall release the Collateral from the lien and security interest of the Security Documents. Notwithstanding the foregoing, provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.3), upon the bulk sale of the Station View Project, Agent shall release the Station View Project from the lien and security interests of the Security Documents upon a payment of the sum of $2,820,000 as a prepayment of principal, plus any amounts drawn under the Interest Holdback which are allocable to the Station View Loans; provided, however, in the event the Potomac Loans have been paid in full, Borrowers shall be required to repay the Obligations in full to obtain a release of the Station View Project.

§5.4 Sale of Mortgaged Property or Change in Borrowers.

(a) Borrowers acknowledge that the Lenders have examined and relied on the creditworthiness and experience of Borrowers in agreeing to make the Loan, and that the Lenders have a valid interest in maintaining the value of the Mortgaged Property and the other Collateral so as to ensure that should Borrowers default in the repayment of the Loans, the Lenders can recover the Obligations by a sale of the Collateral.

(b) Borrowers may not Transfer the Collateral (except as permitted in §5.2, §7.12, or §8.4), nor allow any Change in Ownership.

(c) A “Transfer” is defined as any sale, conveyance, assignment, alienation, mortgage, hypothecation, encumbrance, grant of a lien over or a security interest in, pledge or other transfer of the Mortgaged Property, any other Collateral or any part thereof or interest therein, whether voluntary or involuntary. Without limiting the generality of the foregoing, a Transfer is deemed to include: (i) an installment sales agreement wherein a Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by a Borrower leasing all or any part of the Mortgaged Property; or (iii) a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s right, title and interest in and to any rents, issues or profits from the Collateral.

(d) A “Change in Ownership” shall occur (i) upon any transfer of any direct or indirect ownership or economic interests in any Borrower or the creation of new or additional Equity Interests in any Borrower; or (ii) upon the addition, change, removal, resignation or transfer of a managing member, general partner or similar controlling person or entity of any Borrower.

§6.	REPRESENTATIONS AND WARRANTIES.

The Borrowers represent and warrant to the Agent and the Lenders as follows.

§6.1 Corporate Authority, Etc.

(a) Incorporation; Good Standing. Each of the Borrowers and the Guarantor (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in the jurisdiction where the Mortgaged Property is located (to the extent required by applicable law) and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

(b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Borrower or the Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation, operating agreement or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the liens and encumbrances in favor of Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

(c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any Borrower or the Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

§6.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrowers or the Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

§6.3 Financial Statements. The Borrowers have furnished to Agent: (a) the balance sheet of each Borrower as of the Balance Sheet Date certified by the chief financial or accounting officer of each Borrower, and (b) certain other financial information relating to the Borrowers, the Guarantor and the Mortgaged Property. Such balance sheet and statements have been prepared in accordance with GAAP and fairly present the financial condition of each Person covered thereby as of such dates. There are no liabilities, contingent or otherwise, of the Borrowers or Guarantor involving material amounts not disclosed in said financial statements and the related notes thereto.

§6.4 No Material Changes. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of any Borrower or the Guarantor as shown on or reflected in the balance sheet of such Person as of the Balance Sheet Date, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect.

§6.5 Franchises, Patents, Copyrights, Etc. The Borrowers possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others. The Mortgaged Property is not owned or operated under or by reference to any registered or protected trademark, trade name, service mark or logo.

§6.6 Litigation. Except as stated on Schedule 6.6, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrowers threatened against any Borrower or the Guarantor before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which if adversely determined could reasonably be expected to have a Material Adverse Effect or impair the right or ability of such Person to carry on business substantially as now conducted. Except as set forth on Schedule 6.6, there are no judgments, final orders or awards outstanding against or affecting any Borrower, the Guarantor or the Mortgaged Property.

§6.7 No Material Adverse Contracts, Etc. None of the Borrowers or the Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Borrowers or the Guarantor is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

§6.8 Compliance with Other Instruments, Laws, Etc. None of the Borrowers or the Guarantor is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

§6.9 Tax Status. Each of the Borrowers and the Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim. There are no audits pending or to the knowledge of Borrowers threatened with respect to any tax returns filed by Borrowers or the Guarantor. The taxpayer identification numbers or social security numbers for the Borrowers and the Guarantor is as set forth in Schedule 6.9 hereto.

§6.10 No Event of Default. No Default or Event of Default has occurred and is continuing.

§6.11 Investment Company Act. None of the Borrowers is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.12 Employee Benefit Plans. None of the Borrowers or any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. None of the assets of the Borrowers constitute a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

§6.13 Disclosure. All of the representations and warranties made by or on behalf of the Borrowers and the Guarantor in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrowers nor the Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading. There is no material fact or circumstance that has not been disclosed to the Agent and the Lenders, and the written information, reports and other papers and data with respect to the Borrowers, the Guarantor or the Mortgaged Property (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal or environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrowers’ and/or the Guarantor’s counsel (although the Borrowers and the Guarantor have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrowers (except to the extent the related assumptions were when made manifestly unreasonable).

§6.14 Trade Name; Place of Business. Neither of the Borrowers uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of the Borrowers is 11465 Sunset Hills Road, 5th Floor, Reston, Virginia 20190.

§6.15 Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither of the Borrowers is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.16 Environmental Compliance. The Borrowers have taken all commercially reasonable steps to investigate the past and present conditions and usage of the Mortgaged Property and the operations conducted thereon and, except as specifically set forth in the written environmental site assessment reports of the Environmental Engineer and all other soil, construction, forensic site reports, surveys and assessments relating to and documenting the condition and history of the Mortgaged Property provided to the Agent on or before the date hereof, make the following representations and warranties:

(a) Neither any Borrower nor any operator of the Mortgaged Property, nor any operations thereon or any prior use thereof, nor the Mortgaged Property, is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under any Environmental Law.

(b) There are no claims by former owners or occupants of the Mortgaged Property, or by owners of other properties, or by any other third parties, or by any government agencies, relating to or arising out of the presence of Hazardous Materials on, in, under, or migrating from the Mortgaged Property.

(c) (i) No portion of the Mortgaged Property has been used for the handling, processing, storage or disposal of Hazardous Substances, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property; (ii) in the course of any activities conducted by the Borrowers or the operators of the Mortgaged Property, no Hazardous Substances have been generated or are being used on the Mortgaged Property; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the

Mortgaged Property; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the Mortgaged Property which, through soil or groundwater contamination or otherwise, may have come to be located on the Mortgaged Property; and (v) any Hazardous Substances that have been generated on the Mortgaged Property have been transported off site in accordance with all applicable Environmental Laws.

(d) None of the Borrowers nor the Mortgaged Property is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby except for such matters that shall be complied with as of the Closing Date.

(e) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Mortgaged Property, and the Mortgaged Property has never been used for the disposal of solid waste, trash or debris.

(f) Neither of the Borrowers has received notice of any claim by any party that any use, operation, or condition of the Mortgaged Property has caused any nuisance or any other liability or adverse condition on any other property, nor is there any knowledge of any basis for such a claim.

(g) There are no Hazardous Materials in, on, or under the Mortgaged Property in any concentration or in any condition that would limit, restrict, or otherwise affect any future use of the Mortgaged Property, including without limitation: any residential use; use of groundwater for any purpose, including drinking water; or grading, excavation, and disposal of soil.

(h) The Mortgaged Property is not subject to any orders, decrees, or notices that would require the owner to take any action under any applicable Environmental Laws, nor are there conditions on the Mortgaged Property that could subject the owner of the Property to any such order, decree, or notice.

(i) The Mortgaged Property contains no wetlands (as that term is defined in the Clean Water Act) except as shown on the Survey, endangered or threatened species (as those terms are defined in the Endangered Species Act), listed critical habitat or property that is eligible for listing as critical habitat (under the Endangered Species Act), and is not subject to any other ecological condition or classification that would limit, restrict, or otherwise affect any future use of the Mortgaged Property.

§6.17 Subsidiaries; Organizational Structure. Neither of the Borrowers has any Subsidiaries. Schedule 6.17 sets forth the form and jurisdiction of organization of each Person that directly or indirectly owns an interest in the Borrowers and such Person’s ownership interest therein. No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedule 6.17 except as set forth on such Schedules.

§6.18 Mortgaged Property. The Borrowers have obtained the approvals, consents, orders, agreements, authorizations, permits and licenses from applicable governmental authorities or under the terms of any restriction, covenant or easement affecting the portion of the Mortgaged Property on which the Potomac Project is located, to permit the development of the Potomac Project for use as a mixed use condominium, and all such approvals are in full force and effect. The Mortgaged Property is in compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, historic preservation and protection, wetlands, tidelands, and Environmental Laws. None of the Mortgaged Property is subject to any lease, license or other occupancy agreement, except as expressly permitted in §7.12. There is no violation or asserted violation of any agreements or restrictions concerning the Mortgaged Property or the existing or contemplated use thereof. The Borrowers have no notice, information or knowledge of any change contemplated in any applicable law, ordinance, regulation or restriction, or any judicial, administrative, governmental or quasi-governmental action, or any action by adjacent landowners, or of any natural or artificial conditions existing upon the Mortgaged Property, which would materially limit or restrict or prevent the contemplated or intended use and purpose of the Mortgaged Property. All water, sewer, electric, gas, telephone and other utilities necessary for the development, use and operation of the Potomac Project for its current and intended use are installed to the property lines of the Potomac Project through dedicated public rights-of-way or through perpetual private easements approved by the Agent with respect to which the Mortgage creates a valid and enforceable first lien or security title, and there is sufficient existing capacity for each of such utilities to provide service to the Potomac Project in accordance with the anticipated use thereof. The streets abutting the Potomac Project are dedicated and accepted public roads, to which the Potomac Project has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Potomac Project has direct access approved by the Agent and with respect to which the applicable Mortgage creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Mortgaged Property over such ways by trucks and other commercial, industrial and personal vehicles. There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Mortgaged Property which are payable by the Borrowers (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). The Mortgaged Property is separately assessed for purposes of real estate tax assessment and payment and is covered by a tax parcel or parcels which pertain to such Mortgaged Property only and not to any property which is not subject to the Mortgages. There are no pending, or to the knowledge of Borrowers threatened or contemplated, eminent domain proceedings against any of the Mortgaged Property. None of the Mortgaged Property is now damaged as a result of any fire, explosion, accident, flood or other casualty. Neither of the Borrowers has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the Borrowers’ insurance carriers. No Person has any right or option to acquire the Mortgaged Property or any portion thereof or interest therein except as set forth on Schedule 6.18(c).

§6.19 Brokers. No Borrower nor Guarantor has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.20 Other Debt. Neither of the Borrowers has any Indebtedness other than Indebtedness that will be satisfied on the Closing Date.

§6.21 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither any Borrower nor the Guarantor is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, each Borrower and the Guarantor is able to pay its debts as they become due, and each Borrower and the Guarantor has sufficient capital to carry on its business.

§6.22 No Bankruptcy Filing. None of the Borrowers or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrowers have no knowledge of any Person contemplating the filing of any such petition against either Borrower or the Guarantor.

§6.23 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by any Borrower or the Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.24 OFAC. None of the Borrowers or the Guarantor is (or will be) a person with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrower hereby agrees to provide to the Lenders any additional information that a Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§6.25 Transaction in Best Interests of Borrowers; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of each Borrower. The direct and indirect benefits to inure to the Borrowers pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower pursuant to this Agreement and the other Loan Documents, and but for the willingness of Guarantor to guaranty the Loans, Borrowers would be unable to obtain the financing contemplated hereunder which financing will enable the Borrowers to have available financing to refinance existing indebtedness and to conduct and expand their business. Borrowers further acknowledge and agree that Borrowers constitute a single integrated and common enterprise and that each receives a benefit from the availability of credit under this Agreement.

§6.26 Purchase Contracts. Schedule 6.26 hereto sets forth as of the date hereof all of the Purchase Contracts for the Potomac Project. Potomac has not entered into any other agreements for the sale of the Potomac Units other than the Purchase Contracts on such schedule. Potomac has delivered to the Agent a true, correct and complete copy of the Purchase Contracts. Each of the Purchase Contracts is in full force and effect and both the Borrower and the purchaser thereunder are in compliance with their respective obligations under such Purchase Contract. Potomac has obtained all approvals and otherwise satisfied any requirement of any applicable Governmental Authority or Requirement to market and sell the Potomac Units.

§6.27 Contribution Agreement. The Borrowers and the Guarantor have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.28 Potomac Project. The Potomac Project has been fully completed in accordance with its plans and specifications and has all permits and approvals for the occupancy thereof, including certificates of occupancy from the Governmental Authority in which the Potomac Project is located, other than those certificates of occupancy for the Potomac Units set forth on Schedule 6.28 hereto, so that Potomac Units may be sold by Potomac for immediate occupancy. No material claim or other request for payment has been made by any purchaser of any Potomac Unit with respect to any express or implied warranty provided to it in connection with the construction, development or sale of Units at the Potomac Project.

§7.	AFFIRMATIVE COVENANTS.

The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

§7.1 Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on their respective Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

§7.2 Maintenance of Office. The Borrowers will maintain their respective chief executive offices at 11465 Sunset Hills Road, Reston, Virginia 20190, or at such other place in the United States of America as each Borrower shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents may be given or made.

§7.3 Records and Accounts. The Borrowers will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies and other reserves.

§7.4 Financial Statements, Certificates and Information. Borrowers will deliver to the Agent with sufficient copies for each of the Lenders:

(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of each Borrower, the unaudited consolidated balance sheet of Borrowers, at the end of such year, and the related unaudited statements of income, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of each Borrower that the information contained in such financial statements fairly presents the financial position of such Borrower on the date thereof;

(b) not later than thirty (30) days after the end of each month, copies of the unaudited balance sheet of each Borrower as at the end of such month, and the related unaudited statements of income and cash flows for the portion of each Borrower’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of each Borrower that the information contained in such financial statements fairly presents the financial position of such Borrower on the date thereof;

(c) within five (5) days of the filing of Guarantor’s Form 10-K with the SEC, if applicable, but in any event within one hundred five (105) days after the end of each fiscal year of each Guarantor, the audited consolidated balance sheet of Guarantor, at the end of such year, and the related audited statements of income and debt, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of Guarantor that the information contained in such financial statements fairly presents the financial position of Guarantor on the date thereof, and accompanied by an auditor’s report prepared without qualification by an accounting firm reasonably acceptable to the Agent, a statement of any Distributions made by Guarantor in the fourth calendar quarter, and any other information the Agent may reasonably require to complete a financial analysis of Guarantor, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

(d) within five (5) days of the filing of Guarantor’s Form 10-Q with the SEC, if applicable, but in any event within forty-five (45) days after the end of each of the three calendar quarters of each year, an unaudited consolidated balance sheet of the Guarantor as of the end of such quarter for which a Form 10-Q is filed and the related statement of income and debt and statement of cash flows for such quarter and for the portion of the year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous year, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of Guarantor that the information contained in such financial statements fairly presents the financial position of Guarantor on the date thereof and a statement of any Distributions made by Guarantor in the each of the first three calendar quarters;

(e) simultaneously with the delivery of the financial statements referred to in clause (a) above, the statement of all contingent liabilities which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

(f) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of each Borrower and each Guarantor;

(g) evidence reasonably satisfactory to Agent of the timely payment of all real estate taxes for the Mortgaged Property;

(h) not later than January 31 of each year, a budget and business plan for the Borrowers and Guarantor for the next calendar year; and

(i) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a “Compliance Certificate”) certified by the chief financial officer of Borrower in the form of Exhibit E hereto evidencing compliance with the covenants contained in §2.6, and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

(j) monthly sales reports for the Potomac Project and the Station View Project, including, without limitation, notices of default under the Purchase Contracts and a schedule of upcoming closings;

(k) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, and in the event the Borrower has actually rented units at Potomac Yard, (i) a Rent Roll for the Potomac Project and a summary thereof in form satisfactory to Agent as of the end of each calendar quarter, together with a listing of each tenant that has taken occupancy of the Potomac Project during each calendar quarter, (ii) an operating statement for the Potomac Project for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to Agent), and (iii) a copy of each Lease or amendment to any Lease entered into with respect to the Potomac Project during such calendar quarter;

(l) from time to time such other financial data and information in the possession of any Borrower or the Guarantor (including without limitation auditors’ management letters, status of litigation or investigations against a Borrower and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting any Borrower or the Guarantor) as the Agent may reasonably request.

Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof. Upon the request of Agent, Borrowers shall deliver paper copies thereof to Agent and the Lenders. Borrowers authorize Agent to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system, and the Borrowers release Agent and the Lenders from any liability in connection therewith.

§7.5 Notices.

(a) Defaults. The Borrowers will promptly upon obtaining actual knowledge of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Borrower or the Guarantor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Borrowers shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b) Environmental Events. The Borrowers will give notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that any Borrower or the Guarantor reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves (A) any Mortgaged Property, or (B) or the Agent’s liens or security title on the Collateral pursuant to the Security Documents.

(c) Notification of Claims Against Collateral. The Borrowers will give notice to the Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims (including, with respect to the Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

(d) Notice of Litigation and Judgments. The Borrowers will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Borrower or the Guarantor or to which any Borrower or the Guarantor is or is to become a party involving an uninsured claim against any Borrower or the Guarantor that could either cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrowers and the Guarantor will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against any Borrower or the Guarantor in an amount in excess of $100,000.00.

(e) ERISA. The Borrowers will give notice to the Agent within five (5) Business Days after any Borrower or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in §4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

(f) Notification of Lenders. Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

§7.6 Existence. Each Borrower will preserve and keep in full force and effect its corporate or limited liability company existence, and will cause the Guarantor to preserve and keep in full force and effect its legal existence in the jurisdiction of its incorporation or formation. The Borrowers will preserve and keep in full force all of their respective rights and franchises, the preservation of which is necessary to the conduct of their business.

§7.7 Insurance; Condemnation.

(a) The Borrowers will, at their expense, procure and maintain for the benefit of the Borrowers and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering the Mortgaged Property:

(i) “All Risks” property insurance (including broad form flood, broad form earthquake, and comprehensive boiler and machinery coverages) on any improvement and the contents therein of the Borrowers in an amount not less than one hundred percent (100%) of the full replacement cost of such improvements and the contents therein of the Borrowers or such other amount as the Agent may approve, with deductibles not to exceed $10,000.00 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require. Full replacement cost as used herein means the cost of replacing such improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrowers without deduction for physical depreciation thereof;

(ii) During the course of construction or repair of any improvements, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Mortgaged Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii) Flood insurance if at any time any improvements are located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to not less than $25,000,000 or the maximum amount then available under the National Flood Insurance Program;

(iv) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any improvements on the Mortgaged Property, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000.00, a completed operations aggregate limit of not less than $2,000,000.00, and a combined single “per occurrence” limit of not less than $1,000,000.00 for bodily injury, property damage and medical payments;

(v) During the course of construction or repair of any improvements on the Mortgaged Property, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (iv) above;

(vi) Employer’s liability insurance with respect to the Borrowers’ employees;

(vii) Umbrella liability insurance with limits of not less than $1,000,000.00 to be in excess of the limits of the insurance required by clauses (iv), (v) and (vi) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (iv), (v) and (vi) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

(viii) Workers’ compensation insurance for all employees of the Borrowers engaged on or with respect to the Mortgaged Property with limits as required by applicable law; and

(ix) Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Mortgaged Property.

The Borrowers shall pay all premiums on insurance policies. The insurance policies with respect to the Mortgaged Property provided for in clauses (iv), (v) and (vii) above shall name the Agent and each Lender as an additional insured and shall contain a cross liability/severability endorsement. The insurance policies provided for in clauses (i), (ii) and (iii) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance acceptable to the Agent. The Borrowers shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrowers shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least thirty (30) days prior to the expiration date of the policies, the Borrowers shall deliver to the Agent evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Agent.

(b) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrowers or anyone acting for the Borrowers (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Mortgaged Property for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Mortgaged Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrowers and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(c) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrowers and other Persons not included in the Mortgage Property, provided that such blanket policy or policies comply with all of the terms and provisions of this §7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

(d) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the States where the Mortgaged Property is located and having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X.”

(e) Neither of the Borrowers shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

(f) In the event of any loss or damage to the Mortgaged Property, a Borrower shall give prompt written notice to the insurance carrier and the Agent. Each Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent’s option and in the Agent’s sole discretion or at the request of the Majority Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds and Condemnation Proceeds, and to deduct therefrom the Agent’s reasonable expenses incurred in the collection of such Insurance Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as such Borrower shall in good faith diligently pursue such claim, such Borrower may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that such Borrower may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that such Borrower may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $500,000.00 so long as no Default or Event of Default has occurred and is continuing and so long as such Borrower shall in good faith diligently pursue such claim. The Borrowers further authorize the Agent, at the Agent’s option, to (i) apply the balance of such Insurance Proceeds and Condemnation Proceeds to the payment of the Obligations (and among the Loans as Agent determines in its sole discretion) whether or not then due, or (ii) if the Agent shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Mortgaged Property and the Obligations (and among the Loans as Agent determines in its sole discretion) as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse such Borrower, in accordance with such terms and conditions as the Agent may prescribe, for the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair to apply any excess to the payment of the Obligations (and among the Loans as Agent determines in its sole discretion).

§7.8 Liens. Neither Borrower will suffer or permit any mechanics’ lien claims to be filed or otherwise asserted against the Potomac Project or the Station View Project, and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that such Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that such Borrower posts a statutory lien bond which removes such lien from title to the Potomac Project or Station View Project, as applicable, within twenty (20) days of written notice by Agent to such Borrower of the existence of the lien; provided, however, such time period shall be extended to sixty (60) days in the event such Borrower delivers to Agent a bond, letter of credit, or other security reasonably acceptable to Agent.

§7.9 Inspection of Properties and Books. The Borrowers will, and will cause the Guarantor to, permit the Agent and the Lenders, upon reasonable prior notice, to visit and inspect any of the properties of the Borrowers and the Guarantor, to examine the books of account of such Person (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of such Person with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrowers and the Guarantor.

§7.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrowers will comply with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits relating to the Mortgaged Property or required by applicable laws and regulations for the conduct of its business or the ownership, use, development, sale or operation of its properties. Borrowers shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Agent in writing in the event that a Borrower shall determine that any investors in such Borrower are in violation of such act.

§7.11 Further Assurances. The Borrowers will, and will cause the Guarantor to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12 Leases. The Borrowers shall not enter into any lease, license or other occupancy agreement for any of the Mortgaged Property without the prior written consent of Agent other than those agreements consistent with the leasing parameters for the Potomac Project set forth on Schedule 7.12 attached hereto. Any rent or other income received during the term of the Loan by or on behalf of Potomac Yard in connection with such agreements shall be used solely for the payment of principal, interest or other charges due in connection with the Loans, amounts payable with respect to the operation of the Potomac Project, or the increasing of the Interest Holdback in accordance with §9; it being acknowledged and agreed by Borrowers that no such amounts may be distributed by Potomac Yard.

§7.13 Plan Assets. The Borrowers will do, or cause to be done, all things necessary to ensure that none of the Mortgaged Property nor any of their other assets will be deemed to be Plan Assets at any time.

§7.14 Single Purpose Entity Requirements. The Borrowers hereby represent, warrant and covenant, as of the date hereof and until such time as the Obligations are paid in full and the obligation to make further Loans has terminated, as follows:

(a) Obligation to be a Single Purpose Entity.

(i) Each Borrower has been a Single Purpose Entity at all times since its formation and will continue to be a Single Purpose Entity at all times until the Loan has been paid in full and the Lenders have no further obligations to make Loans.

(ii) The “single purpose entity” provisions included in the organizational documents of each Borrower shall not, without Agent’s prior written consent, be amended, rescinded or otherwise revoked until the Loan has been paid in full and the Lenders have no obligation to make Loans.

(b) Definition of Single Purpose Entity.

(i) General Criteria. With respect to the Borrowers, a “Single Purpose Entity” means a corporation, limited partnership or limited liability company which, at all times since its formation and thereafter:

(A) shall not engage in any business or activity, other than with respect to each Borrower, the ownership, operation, development and sale of the Mortgaged Property and activities incidental thereto;

(B) shall not acquire or own any assets other than with respect to the Borrowers, the Mortgaged Property and such incidental personal property as may be necessary for the development and sale of the Mortgaged Property;

(C) [Intentionally Omitted.];

(D) shall preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization;

(E) shall not merge or consolidate with any other Person;

(F) shall not take, any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other Equity Interests, as applicable; issue additional partnership, membership or other Equity Interests, as applicable; or seek to accomplish any of the foregoing;

(G) shall not, without the unanimous written consent of all a Borrower’s partners, members, or shareholders, as applicable, and the written consent of one hundred percent (100%) of the members of the board of directors or board of managers in the case of a single member limited liability company: (1) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute; (2) seek or consent to the appointment of a receiver, liquidator or any similar official; or (3) make an assignment for the benefit of creditors;

(H) shall not amend or restate its organizational documents if such change would adversely impact the requirements set forth in this §7.14;

(I) shall not own any Subsidiary or make any investment in, any other Person;

(J) shall not commingle its assets with the assets of any other Person;

(K) shall not, incur any Indebtedness, other than the Loan and customary unsecured trade payables incurred in the ordinary course of owning and operating the Mortgaged Property provided the same are not evidenced by a promissory note, do not (as to each Borrower) exceed, in the aggregate, at any time a maximum amount of two percent (2%) of the outstanding principal amount of the Loan to such Borrower and are paid within sixty (60) days of the date incurred;

(L) shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;

(M) shall only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of any Borrower, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

(N) shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, other than the obligations of the Borrowers under the Loan;

(O) shall not assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of another Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person (other than the obligations of the other Borrower);

(P) shall not make any loans or advances to any other Person;

(Q) shall file its own tax returns as required under federal and state law;

(R) shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name and shall correct any known misunderstanding regarding its separate identity;

(S) shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(T) shall allocate shared expenses (including, without limitation, shared office space);

(U) shall pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds; and

(V) shall not acquire obligations or securities of its partners, members or shareholders, as applicable.

§7.15 Potomac Project.

(a) Potomac shall have a period of twelve (12) months from the date of this Agreement to obtain the certificates of occupancy for the Potomac Units described on Schedule 6.28 hereto.

(b) In the event that Potomac shall be required to pay any amounts that become due in connection with the General Contractor Dispute or otherwise in connection with the completion of the Potomac Project, then such amounts shall be paid from funds of the Borrowers or the Guarantor, but in no event shall be paid from the Holdbacks or from Net Sales Proceeds.

§8.	NEGATIVE COVENANTS.

The Borrowers covenant and agree that, so long as any Loan or Note is outstanding or any of the Lenders has any obligation to make any Loans:

§8.1 Restrictions on Indebtedness. Neither Borrower will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Lenders and Agent arising under any of the Loan Documents;

(b) current liabilities of such Persons incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(d) Indebtedness in respect of judgments or awards only to the extent, for the period and in an amount not resulting in a Default; and

(e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

§8.2 Restrictions on Liens, Etc. The Borrowers will not (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrowers may create or incur or suffer to be created or incurred or to exist:

(i) Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies in respect of obligations not then delinquent or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents;

(ii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iii) Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations; and

(iv) Liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Mortgage relating thereto.

§8.3 Merger, Consolidation. None of the Borrowers or Guarantor nor any member, partner or shareholder thereof shall become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Majority Lenders.

§8.4 Sale and Leaseback. Neither Borrower will enter into any arrangement whereby such Borrower shall sell or transfer any of the Mortgaged Property owned by it in order that then or thereafter such Borrower shall lease back such Mortgaged Property; provided, however, Potomac may, subject to the release requirements of §5.2, sell to the Guarantor or any Affiliate such number of Potomac Units that are necessary for Borrowers to meet the mandatory prepayment requirements set forth in §3.3 provided that the sales price of such Potomac Units is the greater of (i) the minimum release price for such Unit as set forth on Schedule 8.8 hereto, or (ii) an amount per square foot equal to the average price per square foot of the last ten (10) Potomac Units sold by Potomac.

§8.5 Compliance with Environmental Laws. Neither Borrower will, nor will either of them permit any other Person to, do any of the following: (a) use any of the Mortgaged Property or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, solid waste, trash or debris, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Mortgaged Property any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Mortgaged Property except in full compliance with Environmental Laws, (d) conduct any activity at the Mortgaged Property or use the Mortgaged Property in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Mortgaged Property or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

The Borrowers shall:

(i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of a Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Property in violation of applicable Environmental Laws; and

(ii) if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by such Borrower), a Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable Environmental Laws. The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

At any time after an Event of Default shall have occurred hereunder the Agent may at its election (and will at the request of the Majority Lenders) obtain such environmental assessments of any or all of the Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to the Mortgaged Property and (ii) whether the use, development and operation of the Mortgaged Property complies with all

Environmental Laws to the extent required by the Loan Documents. Additionally, at any time that the Agent or the Majority Lenders shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to the Mortgaged Property, or that any of the Mortgaged Property is not in compliance with Environmental Laws to the extent required by the Loan Documents, a Borrower shall promptly upon the request of Agent obtain and deliver to Agent such environmental assessments of the Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to the Mortgaged Property and (ii) whether the use and operation of the Mortgaged Property comply with all Environmental Laws to the extent required by the Loan Documents. Environmental assessments may include detailed visual inspections of the Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of the Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All environmental assessments contemplated by this §8.5 shall be at the sole cost and expense of a Borrower.

§8.6 Distributions. Provided no Default or Event of Default has occurred or is continuing, or would arise as a result thereof, the Borrowers shall be permitted to make Distributions solely for (i) reimbursement of costs incurred in connection with the Mortgaged Properties, and (ii) once the percentage of Net Sales Proceeds applied by Agent reduces to less than one hundred percent (100%) as set forth in §5.2(d), then any excess Net Sale Proceeds may be distributed to Guarantor. Notwithstanding the foregoing, Borrowers shall not make any Distributions until all amounts then due and payable to Agent and the Lenders under the Loan Documents have been paid, including, without limitation, the mandatory prepayment requirement set forth in §3.3, and all amounts then payable with respect to the development, ownership, sale and operation of the Station View Project and the Potomac Project have been paid.

§8.7 Zoning and Contract Changes and Compliance. Neither Borrower shall initiate or consent to any zoning reclassification of any of the Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of the Mortgaged Property in any manner that could result in such use becoming a non-conforming use under or violating or not being in compliance with any zoning ordinance or any other applicable land use law, rule or regulation and any agreements applicable to the Mortgaged Property. Neither Borrower shall initiate any change in any laws, requirements of governmental authorities or obligations created by private contracts which now or hereafter may affect the Mortgaged Property. The Borrowers will give all such notices to, duly perform and comply with and otherwise take all such other actions with respect to, any applicable governmental authority as may be required under laws, regulations, approvals, permits or agreements to maintain all entitlements, permits and other approvals with respect to the Mortgaged Property in full force and effect.

§8.8 Contracts.

(a) The Borrowers will take or cause to be taken all commercially reasonable steps to market the Units. Borrowers shall use the standard form of purchase contract approved by Agent in its reasonable discretion, with such changes thereto as Borrowers may make in the ordinary course of business, provided that the purchase price for any Unit shall not, without the prior written consent of Agent, be less than the minimum release price for such Unit as set forth on Schedule 8.8 hereto.

(b) The Borrowers shall not modify, amend, terminate or cancel any of the Purchase Contracts without the prior written approval of the Agent, which consent shall not be unreasonably withheld. The Borrowers shall perform each and every of their respective obligations under the Purchase Contracts. The Borrowers will not, directly or indirectly, waive or agree or consent to the waiver of, the performance of any material obligations of any other party under the Purchase Contracts. The Borrowers will not do any act or allow any condition to occur which would relieve any purchaser of its obligation to purchase under the Purchase Contracts. The Borrowers shall undertake reasonable steps, as determined in the reasonable discretion of Potomac Yard, to compel performance by each other parties to the Purchase Contracts of all obligations, covenants and agreements by such other party to be performed thereunder. Any deposit or other monies forfeited by any buyer under the Purchase Contracts shall within two (2) Business Days be applied to reduce the Outstanding Potomac Loans or Station View Loans, as applicable. Notwithstanding anything herein to the contrary, Borrowers shall not be deemed to have breached the covenants contained in this §8.8 in the event that a buyer cancels or terminates a Purchase Contact. Borrowers shall comply with all applicable laws, rules and regulations governing the retention of the deposits made under the Purchase Contracts. Borrowers shall assign to Agent all of Borrowers’ right, title and interest in and to such deposits to be held in accordance with applicable law. Agent shall have no responsibility or liability for the security or safety of such deposits so held by Borrowers. If applicable laws require that earnest money deposits made by contract purchasers be held in an institution in the Commonwealth of Virginia, then Borrowers shall within (15) Business Days from the date Agent delivers a draft to Borrowers provide to Agent a written and signed account control agreement or similar agreement in form and substance reasonably satisfactory from the depository holding such deposits providing that until the Loan is paid in full, any and all such deposits which are payable to a borrower as a result of a contract purchaser’s default or forfeiture as permitted by the Purchase Contract, by law, or by a final judgment, arbitration award or settlement and release agreement, thereof shall be paid directly to Agent.

§8.9 Restrictions on Easements, Covenants and Restrictions. The Borrowers will not create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Mortgaged Property or the development, sale or use of the Mortgaged Property or any part thereof without (i) submitting to the Agent the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof and such other information as the Agent may reasonably request, and (ii) obtaining the prior approval of the Agent, which approval shall not be unreasonably withheld.

§9.	HOLDBACKS.

(a) The Loan includes an initial interest holdback of $1,000,000, which initial holdback may be increased as the result of the application of release proceeds as set forth in §5.2(d) to an amount not greater than seven and one-half percent (7.5%) of the total amount of Potomac Loans which may be borrowed by Potomac including the Interest Holdback (the “Interest Holdback”). In the event release proceeds are applied to the Interest Holdback as set forth in §5.2(d), then such application shall be deemed to be a repayment of the Potomac Loan and the Commitment shall be reinstated for such amounts actually received by Agent; provided, however, that in no event shall the Commitment ever exceed $40,391,200. In the event that the amount of the Interest Holdback exceeds seven and one-half percent (7.5%) of the total amount of Potomac Loans which may be borrowed by Potomac including the Interest Holdback, then such excess shall no longer be part of the Interest Holdback and the Commitment shall be accordingly permanently reduced. Borrowers may request a disbursement from the Interest Holdback pursuant to §2.3 to be applied against the interest due on the Outstanding Loans. By execution hereof, each Borrower irrevocably authorizes the Agent, without the necessity of any further authorization, to cause the Lenders to disburse directly to itself for the account of the Lenders rather than to a Borrower out of the Interest Holdback such sums as are necessary to pay, on a monthly basis, accrued interest on the Loans (and any amount so advanced by the Lenders without the submission by a Borrower of a Loan Request shall be Base Rate Loans). Upon disbursement, the amount that is disbursed shall be disbursed pro rata by the Lenders and shall be added to the then outstanding principal sum of the Loans and shall bear interest at the rate provided for in this Agreement. Upon the occurrence of an Event of Default under this Agreement or any other Loan Document, the Agent shall have the right but not the obligation to continue to cause disbursements of monthly interest installments from the Interest Holdback. Establishment of the Interest Holdback shall in no way relieve the Borrowers of their obligation to make interest payments. Upon the occurrence of a Default or an Event of Default under any Loan Document, the Agent may, at its option, cease making any further disbursement from the Interest Holdback.

(b) Intentionally Omitted.

§10.	CLOSING CONDITIONS.

The obligation of the Lenders to make the Loans shall be subject to the satisfaction of the following conditions precedent:

§10.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document, except that each Lender shall have received the fully executed original of its Note.

§10.2 Certified Copies of Organizational Documents. The Agent shall have received from the Borrowers and the Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and in which the Mortgaged Property is located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of such Borrower and the Guarantor, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.

§10.3 Resolutions. All action on the part of the Borrowers and the Guarantor necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§10.4 Incumbency Certificate; Authorized Signers. Unless covered by the resolutions described in §10.3, the Agent shall have received from each Borrower and the Guarantor that is not an individual an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from each Borrower a certificate, dated as of the Closing Date, signed by a duly authorized representative of such Borrower and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of the Borrowers under the Loan Documents.

§10.5 Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrowers and the Guarantor in form and substance reasonably satisfactory to the Agent.

§10.6 Payment of Fees. The Borrowers shall have paid to the Agent the fees payable pursuant to §4.2.

§10.7 Performance; No Default. Borrowers and the Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.8 Representations and Warranties. The representations and warranties made by the Borrowers and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrowers and the Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

§10.9 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.

§10.10 Mortgaged Property Qualification Documents. The Mortgaged Property Qualification Documents for the Mortgaged Property shall have been delivered to the Agent at the Borrowers’ expense and shall be in form and substance satisfactory to the Agent.

§10.11 Appraisal. The Agent shall have received the Appraisal of the Mortgaged Property in form and substance satisfactory to the Agent and determined the Appraised Value, and the ratio of the Total Commitment to the Appraised Value shall not exceed seventy-two percent (72%).

§10.12 Consents. The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.13 Purchase Contracts. The Agent shall have received a certified copy of each executed Purchase Contract.

§10.14 CHCI Subordinate Notes. The Agent shall have received evidence reasonably satisfactory to the Agent that Guarantor’s payment obligation under the CHCI Subordinate Notes has reduced to aggregate principal amount of Nine Million and No/100 Dollars ($9,000,000).

§10.15 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11.	CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1 Prior Conditions Satisfied. All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made.

§11.2 Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrowers and the Guarantor contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

§11.3 Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information as required by §2.3, fully completed, as applicable.

§11.4 Endorsement to Title Policy. At such times as Agent shall determine in its discretion prior to each funding, to the extent available under applicable law, a “date down” endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper “pending disbursements” clause or endorsement in each Title Policy, increase the coverage of each Title Policy to the aggregate amount of all Loans advanced and outstanding on or before the effective date of such endorsement (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from a Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

§11.5 Future Advances Tax Payment. As a condition precedent to any Lender’s obligations to make any Loans available to the Borrowers hereunder, the Borrowers will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which the Mortgaged Property is located, and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on the Mortgaged Property located in such state secure the Borrowers’ obligation with respect to the Loans then being requested by the Borrowers. The provisions of this §11.5 shall not limit the Borrowers’ obligations under other provisions of the Loan Documents, including without limitation §15 hereof.

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1 Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a) the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) the Borrowers shall fail to pay any interest on the Loans or any fees or other sums due hereunder or under any of the other Loan Documents, within ten (10) days of the date the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, provided that no such grace period shall apply to any such payments due at maturity;

(c) the Borrowers shall fail to remargin the Loan as required in §2.6;

(d) [Intentionally Omitted.];

(e) any of the Borrowers or the Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 or in the other Loan Documents);

(f) any representation or warranty made by or on behalf of the Borrowers or the Guarantor in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(g) without limiting the provisions of this Agreement prohibiting the incurrence of Indebtedness by the Borrowers, any of the Borrowers (i) shall fail to pay when due (including, without limitation, at maturity) any principal, interest or other amount on account any obligation for borrowed money or credit received or other Indebtedness, or (ii) shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

(h) any of the Borrowers or the Guarantor (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers or the Guarantor or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(j) a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any of the Borrowers or the Guarantor or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, one or more uninsured or unbonded final judgments against any of the Borrowers or Guarantor that, either individually or in the aggregate, exceed $250,000.00;

(l) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or the Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(m) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrowers or the Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000.00 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(n) any Borrower, the Guarantor or any Person so connected with any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of any Borrower or the Guarantor;

(o) the Guarantor denies that it has any liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of Guarantor’s intention to attempt to cancel or terminate the Guaranty, or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty, or any other Loan Document;

(p) any event, act, condition or occurrence of whatever nature, whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, that causes a Material Adverse Effect including, without limitation, the acceleration of the debt evidenced by the CHCI Subordinate Notes or any other Indebtedness of Guarantor individually or in the aggregate in excess of $30,000,000 or any adverse determination in any litigation, arbitration, or governmental investigation or proceeding involving Borrowers or the Guarantor;

(q) any Change of Control shall occur; or

(r) an Event of Default under any of the other Loan Documents shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in §12.1(h), §12.1(i) or §12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent.

§12.2 Certain Cure Periods; Limitation of Cure Periods. No Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(e) in the event that the Borrowers cure such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this §12.2 shall not pertain to defaults consisting of a failure to provide insurance as required by §7.7, to any default consisting of a failure to comply with §5.4, §7.14, §7.15, §8.1, §8.2, §8.6, §8.7 or §8.8 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

§12.3 Termination of Commitments. If any one or more Events of Default specified in §12.1(h), §12.1(i) or §12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrowers. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Majority Lenders shall, by notice to the Borrowers terminate the obligation to make Loans to the Borrowers. No termination under this §12.3 shall relieve the Borrowers of their obligations to the Lenders arising under this Agreement or the other Loan Documents.

§12.4 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Lenders may, and upon the direction of the Majority Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If any Borrower or the Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrowers upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) Business Days after demand bear interest at the rate for overdue amounts as set forth in this Agreement. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrowers shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

§12.5 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of Borrowers or the Guarantor, such monies shall be distributed for application as follows; provided that the proceeds realized from the sale of the Mortgaged Property pursuant to the Mortgage shall be applied in the order set forth therein:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b) Second, to all other Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy in such order or preference as the Majority Lenders shall determine; provided, that (i) in the event that any Lender shall have wrongfully failed or refused to make an advance under §2.4 or §9 and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (ii) except as otherwise provided in clause (i), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Lenders pro rata; and provided, further that the Majority Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c) Third, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

§13.	SETOFF.

Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrowers and any securities or other property of the Borrowers in the possession of such Lender may, without notice to any Borrower (any such notice being expressly waived by Borrowers) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrowers or the Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

§14.	THE AGENT.

§14.1 Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrowers and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

§14.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

§14.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Majority Lenders. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent has received notice from a Lender or the Borrowers referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or the Guarantor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrowers or the Guarantor, or the value of the Collateral or any other assets of the Borrowers or the Guarantor. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

§14.5 Payments.

(a) A payment by any Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan, (ii) to comply with the provisions of §13 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Agent shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. In addition to the rights and remedies that may be available to the Agent at law and in equity, a Delinquent Lender’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Majority Lenders or any matter requiring approval of all of the Lenders, shall be suspended while such Lender is a Delinquent Lender. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers or the Guarantor, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrowers as to its desired application of payments. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Delinquent Lender any amounts to be paid to such Delinquent Lender under this Agreement, (ii) to collect interest from such Lender for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus one percent (1%), for each day during such period, and (iii) bring an action or suit against such Delinquent Lender in a court of competent jurisdiction to recover the defaulted obligations of such Delinquent Lender. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders or as a result of other payments by the Delinquent Lenders to the nondelinquent Lenders, the Lenders’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

§14.6 Holders of Notes. Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise),

losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8 Agent as Lender. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9 Resignation. The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrowers. The Majority Lenders (calculated without including the Commitment of the Lender acting as Agent) may remove the Agent from its capacity as Agent in the event of the Agent’s gross negligence or willful misconduct. Upon any such resignation or removal, the Majority Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Majority Lenders’ removal of the Agent, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring or removed Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Upon any change in the Agent under this Agreement, the resigning or removed Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

§14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Lenders, Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrowers or the Guarantor or out of the Collateral within such period with respect to the Mortgaged Property. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.

§14.11 Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against any Borrower or the Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Agent file such proof of claim.

§14.12 Request for Agent Action. Agent and the Lenders acknowledge that in the ordinary course of business of the Borrowers (a) the Mortgaged Property may be subject to a Taking, or (b) Borrowers may desire to enter into easements or other agreements affecting the Mortgaged Property, or take other actions or enter into other agreements in the ordinary course of business which similarly require the consent, approval or agreement of the Agent. In connection with the foregoing, the Lenders hereby expressly authorize the Agent to (x) execute releases of liens in connection with any Taking, (y) execute consents or subordinations in form and substance satisfactory to Agent in connection with any easements or agreements affecting the Mortgaged Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrowers’ business.

§14.13 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by any Person purporting to have authority to act on behalf of another Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§14.14 Approvals. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders or the Majority Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender. If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing.

§14.15 Borrowers Not Beneficiary. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrowers or the Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrowers and the Guarantor.

§15.	EXPENSES.

The Borrowers agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent’s or any Lender’s gross or net income, except that the Agent and the Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Mortgages and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the

Closing Date (the Borrowers hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all title insurance premiums, engineer’s fees, environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) to the extent that the Commitment is ever increased pursuant to a written amendment to this Agreement, the out-of-pocket fees, costs, expenses and disbursements of Agent incurred in connection with the syndication and/or participation of the Loans, (e) all other reasonable out of pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the syndication of the Commitments pursuant to §18 to the extent that the Commitment is ever increased pursuant to a written amendment to this Agreement (without duplication of those items addressed in subparagraph (d), above), (f) all out of pocket expenses (including attorneys’ fees and costs, and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Lenders’ relationship with the Borrowers or the Guarantor, (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (h) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans. The covenants of this §15 shall survive for one hundred twenty (120) calendar days following the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§16.	INDEMNIFICATION.

The Borrowers, jointly and severally, agree from the date hereof to indemnify and hold harmless the Agent, the Lenders and the Arranger and each director, officer, employee, agent and Person who controls the Agent or any Lender or the Arranger against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the Loans, (b) any condition of the Mortgaged Property, (c) any actual or proposed use by the Borrowers of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers or the Guarantor, (e) the Borrowers and the Guarantor entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, (g) with respect to the Borrowers, the violation of any

Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of Loan Documents and information pertaining to the Loans, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall not be obligated under this §16 to indemnify or hold harmless any Person for all liabilities, claims, actions, suits, losses, damages and expenses of every nature and character arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. If, and to the extent that the obligations of the Borrowers under this §16 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§17.	SURVIVAL OF COVENANTS, ETC.

Except as otherwise provided in §15, all covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or the Guarantor pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans. Except as otherwise provided in §15, the indemnification obligations of the Borrowers provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrowers or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.	ASSIGNMENT AND PARTICIPATION.

§18.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent and, so long as no Default or Event of Default exists hereunder, the Borrowers shall have each given their prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to a lender which is and remains under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender, provided that such assignee shall remain a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit C annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any Borrower or the Guarantor, (e) such assignee shall have a net worth as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by Agent and, so long as no Default or Event of Default exists hereunder, Borrowers), (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrowers, and (g) such assignee shall be subject to the terms of any intercreditor agreement among the Lenders and the Agent. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, any Borrower or the Guarantor.

§18.2 Register. The Agent shall maintain on behalf of the Borrowers a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Guarantor, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.00.

§18.3 New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrowers.

§18.4 Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrowers, (e) such sale is effected in accordance with all applicable laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any Borrower or the Guarantor. Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

§18.5 Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or to such other Person as the Agent may approve to secure obligations of such lenders. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.6 No Assignment by Borrowers. Neither Borrower shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.

§18.7 Disclosure. Borrowers agree to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrowers agree that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided, however, Lender and Agent acknowledge that all information disseminated by Borrower or Guarantor that is not filed with the SEC is deemed confidential. Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from Borrowers or the Guarantor, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7),

(d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other governmental authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrowers of any request by any governmental authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such government authority) for disclosure of any such non-public information prior to disclosure of such information. Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to any Borrower or the Guarantor, as applicable, or is disclosed with the prior approval of Borrowers. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8 Amendments to Loan Documents. Upon any such assignment or participation, the Borrowers and the Guarantor shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

§19.	NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association

1200 Abernathy Road, N.E.

Suite 1550

Atlanta, Georgia 30328

Attn: Ms. Jennifer Wells

Telecopy No.: (770) 510-2195

With a copy to:

McKenna Long & Aldridge LLP

Suite 5300

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Attn: William F. Timmons, Esq.

Telecopy No.: (404) 527-4198

If to the Borrowers:

c/o Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 5th Floor

Reston, Virginia 20190

Attn: Christopher Clemente

Telecopy No.: (703) 760-1520

With a copy to:

c/o Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 5th Floor

Reston, Virginia 20190

Attn: Jubal Thompson, Esq.

Telecopy No.: (703) 760-1520

to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, a Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§20.	RELATIONSHIP.

Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrowers or the Guarantor arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrowers is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA. THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF VIRGINIA (INCLUDING ANY FEDERAL COURT SITTING THEREIN). EACH BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (ii) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. EACH BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF. IN ADDITION TO THE COURTS OF THE COMMONWEALTH OF VIRGINIA OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF BORROWERS OR THE GUARANTOR EXIST AND THE BORROWERS CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF.

§22.	HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.	COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24.	ENTIRE AGREEMENT, ETC.

This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

EACH OF THE BORROWERS, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS ACKNOWLEDGE THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT EACH OF THE BORROWERS , THE AGENT AND THE LENDERS AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§26.	DEALINGS WITH THE BORROWERS.

The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrowers and the Guarantor or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender: (a) a reduction in the rate of interest on the Notes; (b) an increase in the amount of the Commitments of the Lenders; (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; (f) an extension of the Maturity Date; (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower or any Guarantor or any Collateral except as otherwise provided in §5.2; (i) an amendment of the definition of Majority Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by a Borrower other than based on its Commitment Percentage; (k) an amendment to this §27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Majority Lenders to require a lesser number of Lenders to approve such action. The provisions of §14 may not be amended without the written consent of the Agent. The Borrowers agree to enter into, and to cause the Guarantor to enter into, such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrowers or Guarantor hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrowers or the Guarantor shall entitle the Borrowers or the Guarantor to other or further notice or demand in similar or other circumstances.

§28.	SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.	TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrowers and the Guarantor under this Agreement and the other Loan Documents.

§30.	NO UNWRITTEN AGREEMENTS.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31.	REPLACEMENT NOTES.

Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrowers or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrowers will execute and deliver, in lieu thereof, a replacement Note, or identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32.	NO THIRD PARTIES BENEFITED.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrowers of any development or the absence therefrom of defects.

§33.	PATRIOT ACT.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers and Guarantor that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify Borrowers in accordance with the Patriot Act.

§34.	JOINT AND SEVERAL LIABILITY

Each of the Borrowers covenants and agrees that each and every covenant and obligation of any Borrower hereunder and under the other Loan Documents shall be the joint and several obligations of each Borrower.

§35.	ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF BORROWERS

§35.1 Attorney-in-Fact. For the purpose of implementing the joint borrower provisions of the Loan Documents, the Borrowers hereby irrevocably appoint each other as their agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

§35.2 Accommodation. It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Accordingly, the Agent and the Lenders are entitled to rely, and shall be exonerated from any liability for relying upon, any Loan Request or any other request or communication made by a purported officer of any Borrower without the need for any consent or other authorization of any other Borrower and upon any information or certificate provided on behalf of any Borrower by a purported officer of such Borrower, and any such request or other action shall be fully binding on each Borrower as if made by it.

§35.3 Waiver of Automatic or Supplemental Stay. Each of the Borrowers represents, warrants and covenants to the Lenders and Agent that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the other of the Borrowers at any time following the execution and delivery of this Agreement, neither of the Borrowers shall seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of the Lenders or Agent to enforce any rights it has by virtue of this Agreement, the Loan Documents, or at law or in equity, or any other rights the Lenders or Agent has, whether now or hereafter acquired, against the other Borrower or against any property owned by such other Borrower.

§35.4 Waiver of Defenses. Each of the Borrowers hereby waives and agrees not to assert or take advantage of any defense based upon:

(a) Any right to require Agent or the Lenders to proceed against the other Borrower or any other Person or to proceed against or exhaust any security held by Agent or the Lenders at any time or to pursue any other remedy in Agent’s or any Lender’s power or under any other agreement before proceeding against a Borrower hereunder or under any other Loan Document;

(b) The defense of the statute of limitations in any action hereunder or the payment or performance of any of the Obligations;

(c) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of Agent or any Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

(d) Any failure on the part of Agent or any Lender to ascertain the extent or nature of any Collateral or any insurance or other rights with respect thereto, or the liability of any party liable under the Loan Documents or the obligations evidenced or secured thereby;

(e) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind (except for such notices as are specifically required to be provided to Borrowers pursuant to the Loan Documents), or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Borrower, Agent, any Lender, any endorser or creditor of Borrowers or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Agent or any Lender;

(f) Any defense based upon an election of remedies by Agent or any Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of a Borrower or the rights of a Borrower to proceed against the other Borrower for reimbursement, or both;

(g) Any right or claim of right to cause a marshaling of the assets of Borrowers;

(h) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(i) Any duty on the part of Agent or any Lender to disclose to Borrowers any facts Agent or any Lender may now or hereafter know about Borrowers or the Collateral, regardless of whether Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which each Borrower intends to assume or has reason to believe that such facts are unknown to Borrowers or has a reasonable opportunity to communicate such facts to Borrowers, it being understood and agreed that each Borrower is fully responsible for being and keeping informed of the financial condition of the other Borrower, of the condition of the Mortgaged Property or the Collateral and of any and all circumstances bearing on the risk that liability may be incurred by Borrowers hereunder and under the other Loan Documents;

(j) Any lack of notice of disposition or of manner of disposition of any Collateral;

(k) Any inaccuracy of any representation or other provision contained in any Loan Document;

(l) Any sale or assignment of the Loan Documents, or any interest therein;

(m) Any sale or assignment by a Borrower or any other Person of any Collateral, or any portion thereof or interest therein, whether or not consented to by Agent or any Lender;

(n) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(o) Any lack of commercial reasonableness in dealing with the Collateral;

(p) Any deficiencies in the Collateral or any deficiency in the ability of Agent or any Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(q) An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the other Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Agent or any Lender to enforce any of its rights, whether now or hereafter required, which Agent or any Lender may have against a Borrower or the Collateral owned by it;

(r) Any modifications of the Loan Documents or any obligation of Borrowers relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(s) Any release of a Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Agent’s or the Lenders’ voluntary act or otherwise;

(t) Any action, occurrence, event or matter consented to by Borrowers under any provision hereof, or otherwise;

(u) The dissolution or termination of existence of any Borrower;

(v) Either with or without notice to Borrowers, any renewal, extension, modification, amendment or another changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;

(w) Any defense of Borrowers, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations; or

(x) To the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Borrowers might otherwise be entitled, it being the intention that the obligations of Borrowers hereunder are absolute, unconditional and irrevocable.

§35.5 Waiver. Each of the Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by Lenders or Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that the Borrowers may lawfully so do, such Person waives any and all right to have the assets comprised in the security intended to be created by the Security Documents (including, without limitation, those assets owned by the other of the Borrowers) marshaled upon any foreclosure of the lien created by such Security Documents. Each of the Borrowers further agrees that the Lenders and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each of the Borrowers further agrees that upon the occurrence of an Event of Default, the Lenders and Agent may exercise any of such rights and remedies without notice to either of the Borrowers except as required by law or the Loan Documents and agrees that neither the Lenders nor Agent shall be required to proceed against the other of the Borrowers or any other person or to proceed against or to exhaust any other security held by the Lenders or Agent at any time or to pursue any other remedy in Lender’s or Agent’s power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents.

§35.6 Subordination. Each of the Borrowers hereby expressly waives any right of contribution from or indemnity against the other, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and each of the Borrowers acknowledges that it has no right whatsoever to proceed against the other for reimbursement of any such payments. In connection with the foregoing, each of the Borrowers expressly waives any and all rights of subrogation to the Lenders or Agent against the other of the Borrowers, and each of the Borrowers hereby waives any rights to enforce any remedy which the Lenders or Agent may have against the other of the Borrowers and any rights to participate in any Collateral or any other assets of the other Borrower. In addition to and without in any way limiting the foregoing, each of the Borrowers hereby subordinates any and all indebtedness it may now or hereafter owe to such other Borrower to all indebtedness of the Borrowers to the Lenders and Agent, and agrees with the Lenders and Agent that neither of the Borrowers shall claim any offset or other reduction of such Borrower’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the Collateral or any other assets of the other Borrower.

§36.	CONFLICT.

In the event of any express inconsistency between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control.

§37.	AMENDMENT AND RESTATEMENT OF ORIGINAL LOAN AGREEMENTS.

This Agreement amends and restates in its entirety the Original Potomac Loan Agreement and the Original Station View Loan Agreement. The loan documents relating to the loans contemplated by the Original Station View Loan Agreement and the Original Potomac Loan Agreement other than the loan agreement, promissory note(s) and deeds of trust, which are each being amended and restated, are hereby terminated. Borrowers acknowledges the assignments evidenced by the Assignment of Potomac Loan Documents and the Assignment of Station View Loan Documents. Furthermore, in order to induce Agent and the Lenders to accept such assignments, each Borrower, for itself and its heirs, successors and assigns, represents and warrants to Agent and the Lenders that such Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the loan documents more particularly described therein as of the date hereof, the administration or funding of the existing loans on the Station View Project or the Potomac Project, as applicable or with respect to any acts or omissions of the existing lender, and each Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any, whether now known or hereafter discovered.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWERS:

COMSTOCK STATION VIEW, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

By:
	Name:	Bruce Labovitz
	Title:	Chief Financial Officer
(SEAL)

COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

By:
	Name:	Bruce Labovitz
	Title:	Chief Financial Officer
(SEAL)

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:
Name:
Title:

EXHIBIT A

FORM OF AMENDED AND RESTATED NOTE

$	March , 2008

FOR VALUE RECEIVED, the undersigned, COMSTOCK STATION VIEW, L.C., a Virginia limited liability company, and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company (collectively, “Maker”), hereby jointly and severally promise to pay to                                                       (“Payee”), or order, in accordance with the terms of that certain Loan Agreement, dated as of March     , 2008, as from time to time in effect, among Maker, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Loan Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of                      ($            ), or such amount as may be advanced by the Payee under the Loan Agreement as a Loan with daily interest from the date thereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned

Exhibit A - Page 1

Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

The undersigned Maker represents and warrants that the proceeds of this Note are being used exclusively for business or investment purposes within the meaning and intent of Section 6.1-330.75 of the Code of Virginia (1950), as amended.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement.

This Note shall be governed by the laws of the Commonwealth of Virginia.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

This Note is delivered in amendment and restatement of the Original Potomac Note and the Original Station View Note.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note under seal on the day and year first above written.

COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

By:
Name:
Title:

[CORPORATE SEAL]

Exhibit A - Page 2

COMSTOCK STATION VIEW, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

By:
Name:
Title:
(SEAL)

Exhibit A - Page 3

EXHIBIT B

FORM OF REQUEST FOR LOAN

KeyBank National Association, as Agent

4035 Ridge Top Rd

5th Floor

Fairfax, VA 22030

Attn: Kas Govender

Ladies and Gentlemen:

Pursuant to the provisions of §2.3 of the Loan Agreement dated as of March     , 2008 (as the same may hereafter be amended, the “Loan Agreement”), among Comstock Station View, L.C. and Comstock Potomac Yard, L.C. (collectively, the “Borrowers”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1. Loan. The undersigned Borrower hereby requests a Loan under §2.1 of the Loan Agreement:

Principal Amount: $

Type (LIBOR Rate, Base Rate):

Drawdown Date:

Interest Period for LIBOR Rate Loans:

by credit to the general account of the undersigned Borrower with the Agent at the Agent’s Head Office.

2. Use of Proceeds. Such Loan shall be used for purposes permitted by §2.5 of the Loan Agreement.

3. No Default. The undersigned chief financial officer or chief accounting officer of the undersigned Borrower certifies that the Borrowers and the Guarantor are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing.

4. Representations True. The undersigned chief financial officer or chief accounting officer of undersigned Borrower certifies, represents and agrees that each of the representations and warranties made by or on behalf of the Borrowers and the Guarantor, contained in the Loan Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement was true in all material respects as of the date on which it was made and, is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

Exhibit B - Page 1

5. Other Conditions. The undersigned chief financial officer or chief accounting officer of the undersigned Borrower certifies, represents and agrees that all other conditions to the making of the Loan requested hereby set forth in the Loan Agreement have been satisfied.

6. Definitions. Terms defined in the Loan Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, the undersigned has duly executed this request this              day of     , 200  .

COMSTOCK STATION VIEW, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

By:
Name:
Title:
(CORPORATE SEAL)

COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

By:
Name:
Title:
(CORPORATE SEAL)

Exhibit B - Page 2

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated                     , by and between                                          (“Assignor”), and                                          (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is a party to that certain Loan Agreement, dated March     , 2008, by and among COMSTOCK STATION VIEW, L.C. and COMSTOCK POTOMAC YARD, L.C. (collectively, “Borrowers”), the other lenders that are or may become a party thereto, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (the “Loan Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee [Describe assigned Commitments] under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, (i) a portion of its Note in the amount of $             representing a $             Loan Commitment, and a                                  percent (    %) Loan Commitment Percentage, (ii) a $             Loan Commitment, and a                                  percent (    %) Loan Commitment Percentage, and (iii) a corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Loan Agreement having a Loan Commitment Percentage equal to the amount of the respective Assigned Interests.

(b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Loan Agreement and the

Exhibit C - Page 1

“Intercreditor Agreement” (as hereinafter defined), which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrowers with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3. Representations and Requests of Assignor.

(a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor’s Note is $             and Assignor’s Note is $             and the aggregate outstanding principal balance of the Loans made by it equals $             and Loans made by it equals $            , and (iii) that it has forwarded to the Agent the Notes held by Assignor. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrowers or the Guarantor or the continued existence, sufficiency or value of the Collateral or any assets of the Borrowers or the Guarantor which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrowers or the Guarantor of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

(b) Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Loan Agreement.

4. Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrowers and the Guarantor and the value of the assets of the Borrowers and the Guarantor, and taking or not taking action under the Loan Documents and any intercreditor agreement among the Lenders and the Agent (the “Intercreditor Agreement”); (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably

Exhibit C - Page 2

incidental thereto pursuant to the terms of the Loan Documents and the Intercreditor Agreement; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents and the Intercreditor Agreement are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, any Borrower or the Guarantor, (g) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrowers and Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (h) Assignee has a net worth as of the date hereof of not less than $100,000,000.00 unless waived in writing by Borrowers and Agent as required by the Loan Agreement. Assignee agrees that Borrowers may rely on the representation contained in Section 4(i).

5. Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $             representing the aggregate principal amount outstanding of the Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

6. Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Loan Agreement.

7. Effectiveness.

(a) The effective date for this Agreement shall be                                  (the “Assignment Date”). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and the Intercreditor Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement and the Intercreditor Agreement.

(c) Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d) All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

8. Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Exhibit C - Page 3

Notice Address:

Attn:
Facsimile:

Domestic Lending Office:	Same as above

Eurodollar Lending Office:	Same as above

9. Payment Instructions. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the separate instructions delivered to Agent.

10. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REFERENCE TO CONFLICT OF LAWS).

11. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

13. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Loan Agreement and the Intercreditor Agreement.

[signatures on following page]

Exhibit C - Page 4

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE:

By:
Title:

ASSIGNOR:

By:
Title:

RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Title:

CONSENTED TO BY:

COMSTOCK STATION VIEW, L.C.,
a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc.,
a Delaware corporation, its Manager

By:
Name:
Title:

(CORPORATE SEAL)

COMSTOCK POTOMAC YARD, L.C.,
a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc.,
a Delaware corporation, its Manager

By:
Name:
Title:

(CORPORATE SEAL)

Exhibit C - Page 5

EXHIBIT D

INTENTIONALLY OMITTED

Exhibit D - Page 1

EXHIBIT E

COMPLIANCE CERTIFICATE

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent

1200 Abernathy Road, N.E., Suite 1550

Atlanta, Georgia 30328

Attn: Jennifer Wells

Ladies and Gentlemen:

Reference is made to the Loan Agreement dated as of March     , 2008 (as the same may hereafter be amended, the “Loan Agreement”) by and among Comstock Potomac Yard, L.C., a Virginia limited liability company, Comstock Station View, L.C., a Virginia limited liability company (collectively, “Borrowers”), KeyBank National Association for itself and as Agent, and the other lenders from time to time party thereto. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to the Loan Agreement, Borrowers are furnishing to you herewith (or have most recently furnished to you) the consolidated financial statements of Borrowers for the fiscal period ended                                  (the “Balance Sheet Date”). Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of Borrowers at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of §7.4(i) of the Loan Agreement. The calculations provided below are made using the consolidated financial statements of Borrowers as of the Balance Sheet Date adjusted in the best good faith estimate of Borrowers to give effect to the making of a Loan, or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of Borrowers of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial officer or chief accounting officer of each Borrower.

The undersigned representative has caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. [(Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)]

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

Exhibit E - Page 1

IN WITNESS WHEREOF, the undersigned have duly executed this Compliance Certificate this      day of             , 200  .

COMSTOCK STATION VIEW, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

By:
Name:
Title:

(CORPORATE SEAL)

COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

By:
Name:
Title:

(CORPORATE SEAL)

[APPENDIX TO COMPLIANCE CERTIFICATE]

Exhibit E - Page 2

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Loan Commitment	Loan Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E. Suite 1550 Atlanta, Georgia 30328	$40,391,200.00	100%

LIBOR Lending Office Same as above

Schedule 1.1 - Page 1

SCHEDULE 1.2

MORTGAGED PROPERTY QUALIFICATION DOCUMENTS

With respect to the Mortgaged Property, each of the following:

(a) Security Documents. Such Security Documents relating to the Mortgaged Property as the Agent shall in good faith require, duly executed and delivered by the respective parties thereto.

(b) Perfection of Liens. Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first lien or security title and security interest in the Mortgaged Property and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.

(c) Survey and Taxes. The Survey of the Mortgaged Property, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on the Mortgaged Property which on the date of determination are required to have been paid under §7.8.

(d) Title Insurance; Title Exception Documents. The Title Policy (or “marked” commitment/pro forma policy for a Title Policy) covering the Mortgaged Property, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

(e) UCC Certification. A certification from the Title Insurance Company, records search firm, or counsel satisfactory to the Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrowers that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Security Documents relating to the Mortgaged Property except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Mortgaged Property in the Collateral.

(f) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrowers on the Mortgaged Property (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (ii) such further information and certificates from the Borrowers, their insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

(g) Hazardous Substance Assessments. With respect to the Station View Project, a hazardous waste site assessment report addressed to the Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, the Agent) concerning Hazardous Substances and asbestos on the Mortgaged Property dated or updated not more than sixty (60)

Schedule 1.2 - Page 1

days prior to the Closing Date, from the Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Lenders in their reasonable discretion and to otherwise be in form and substance reasonably satisfactory to the Agent in its sole discretion. With respect to the Potomac Project, Agent shall not require all existing reports to be addressed to Agent or a reliance letter.

(h) Zoning and Land Use Compliance. Such evidence regarding zoning and land use compliance as the Agent may require and approve in its reasonable discretion.

(i) Additional Documents. Such other agreements, documents, certificates, reports or assurances as the Agent may reasonably require.

Schedule 1.2 - Page 2

SCHEDULE 3.3

MANDATORY PREPAYMENTS

Prepayment Date	Prepayment Amount
March 31, 2009	$20,680,380.00
September 30, 2009	$9,847,800.00
March 31, 2010	$8,863,020.00

Schedule 3.3 Page - 1

SCHEDULE 6.6

PENDING LITIGATION AND JUDGMENTS

[See Attached]

Schedule 6.6 - Page 1

SCHEDULE 6.9

TAXPAYER IDENTIFICATION NUMBERS

Borrowers:

Potomac:	26-0065265
Station View:	20-4615947

Guarantor:

Comstock Homebuilding Companies, Inc.:	20-1164345

Schedule 6.9 - Page 1

SCHEDULE 6.17

ORGANIZATIONAL STRUCTURE

Comstock Homebuilding Companies, Inc., a Delaware corporation, owns one hundred percent (100%) of the membership interests in each of Potomac and Station View.

Schedule 6.18(c) - Page 1

SCHEDULE 6.18(c)

PURCHASE OPTIONS

None.

Schedule 6.18(c) - Page 1

SCHEDULE 6.28

OUTSTANDING CERTIFICATES OF OCCUPANCY

Unit Nos.: 154, 155, 156, 157, 246, 1043, 1044, 1149 and 1150

Schedule 6.28 - Page 1

SCHEDULE 7.12

POTOMAC PROJECT LEASING PARAMETERS

In no event shall Potomac, as part of its rental program established for the Potomac Project, enter into leases that would impair the ability of Borrowers to meet mandatory curtailments for the Potomac Project as set forth in Section 3.3 of the Loan Agreement, as determined by Agent in its reasonable discretion. Prior to entering into any such lease, Potomac shall give prior written notice to Agent of its intent to enter into such lease and obtain Agent’s confirmation (not to be unreasonably withheld or delayed) that such lease will not impair the ability of Borrowers to meet the curtailment requirements of section 3.3. Prior to entry into any leases for the Potomac Project, Potomac shall submit to Agent its form of lease, approval of which will not be unreasonably withheld or delayed.

Schedule 7.12 - Page 1

SCHEDULE 8.8

RELEASE PRICES

[See Attached]

Schedule 8.8 - Page 1